Exhibit 99

Sunair Electronics, Inc. announces the acquisition of Percipia ,Inc. and Percipia Networks, Inc.

For Immediate Release:

Fort Lauderdale, Fl.( August 9, 2004). Sunair Electronics, Inc. (AMEX-SNR), a supplier of strategic high frequency (HF) radio equipment and communications systems, has announced the acquisition of the outstanding stock of Percipia, Inc. and Percipia Networks, Inc., Columbus Ohio, for a total consideration of $ 660,000 cash and the issuance of 190,000 shares of Sunair common stock. In conjunction with the purchase, Sunair will liquidate approximately $ 1,600,000 of Percipia’s debt. The acquisition should increase both annual revenues and profits for Sunair. Percipia and Percipia Networks will operate as subsidiaries of Sunair under their current name and management. “They’ve succeeded in building enormous brand equity in their markets, and it is essential to leverage that” commented James E. Laurent, President and CEO of Sunair Electronics, Inc.

Percipia, Inc. is a global communications hardware and software company headquartered in Columbus, Ohio USA. Percipia Networks, Inc. is a wholly-owned subsidiary of Percipia which concentrates on IP telephony software for vertical markets. With hundreds of customers in the United States and elsewhere, Percipia has established an international reputation as a technology leader and has been instrumental in the introduction of IP telephony into small to medium enterprises, including in a number of vertical markets. In addition to developing and supplying IP communications software, Percipia sells and installs voice mail and call accounting systems in both traditional and IP telephony environments, offering customers deep industry expertise, project management skills, and the convenience of one-stop shopping.

Percipia is a certified dealer for Avaya and a certified software development partner for Cisco Systems. Avaya recognized the company as its Business Partner of the Year in 2000. Cisco conferred awards on Percipia in 2003 for Innovation and Competitive Advantage and for the best application suite in the Hospitality industry. In addition, Hari Kesavan, founder and principal of Percipia, was recognized by Ernst and Young as the 1999 Central Ohio Entrepreneur of the Year. (www.percipia.com)

Laurent said “This acquisition positions Sunair with a commercial dimension to build upon. This is a strong start for our new vision to broaden our spectrum of communications related products." Benefits include gaining access to non-governmental communication markets and access to new industries such as hospitality, education and healthcare facilities.

Hari Kesavan, founder and President of Percipia, said that the prospect of additional sales and logistical resources was one of the most important considerations. “Sunair offers us access to domestic and international government markets. Their distribution and support capabilities, provide us an international footprint which is crucial given that so many of our customers are global companies.”

Kesavan added that the benefits of the acquisition to Percipia’s customers are substantial. “Percipia will now be better able to accommodate the needs of even its largest and most global clients, and will have access to the financial resources required to provide them the same high level of service they’re accustomed to, whether they’re located in Las Vegas, Mexico, Hong Kong, or Dubai.”

Sunair Electronics, Inc. is a Ft. Lauderdale-based small business company specializing in the manufacture of high frequency point to point radio communications equipment and systems since 1956. Over the past five years, Sunair has expanded its offerings to include the engineering, furnishing and installation (EF&I) of integrated communications systems. Sunair maintains an established presence in government and military market worldwide, including the NATO community. (www.sunairhf.com).

Information Regarding Forward Looking Statements

Some of the statements in this press release, including those that contain the words “anticipate,” “believe,” “plan,” “estimate,” “expect,” “should,” “intend” and other similar expressions, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or those of our industry to be materially different from any future results, performance or achievements expressed or implied by those forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements are general economic conditions, competition, potential technology changes, changes in or the lack of anticipated changes in the regulatory environment in various countries, the ability to raise additional capital to finance expansion, the risks inherent in new product and service introductions and the entry into new geographic markets and other factors included in our filings with the Securities and Exchange Commission (the “SEC’). Copies of our SEC filings are available form the SEC or may be obtained upon request from us. We do not undertake any obligation to update the information contained herein, which speaks only as of this date.

LOCAL CONTACT: SYNNOTT B. DURHAM, TREASURER/CFO (954) 525-1505